[MaloneBailey letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated January 3, 2014 with respect to the audited financial statements of FonU2, Inc. for the year ended September 30, 2013 and the nine months ended September 30, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

April 25, 2014